Exhibit 99.1

Infinera Corporation Reports Third Quarter 2024 Financial Results

San Jose, Calif., November 5, 2024 - Infinera Corporation (NASDAQ: INFN) today released financial results for its third quarter ended September 28, 2024.
GAAP revenue for the quarter was $354.4 million compared to $342.7 million in the second quarter of 2024 and $392.4 million in the third quarter of 2023.
GAAP gross margin for the quarter was 39.8% compared to 39.6% in the second quarter of 2024 and 40.3% in the third quarter of 2023. GAAP operating margin for the quarter was (3.1)% compared to (8.7)% in the second quarter of 2024 and 2.0% in the third quarter of 2023.
GAAP net loss for the quarter was $(14.3) million, or $(0.06) per diluted share, compared to net loss of $(48.3) million, or $(0.21) per diluted share, in the second quarter of 2024, and net loss of $(9.4) million, or $(0.04) per diluted share, in the third quarter of 2023.
Non-GAAP gross margin for the quarter was 40.4% compared to 40.3% in the second quarter of 2024 and 41.9% in the third quarter of 2023. Non-GAAP operating margin for the quarter was 3.5% compared to (1.3)% in the second quarter of 2024 and 7.7% in the third quarter of 2023.
Non-GAAP net income for the quarter was $0.3 million, or $0.00 per diluted share, compared to non-GAAP net loss of $(14.0) million, or $(0.06) per diluted share, in the second quarter of 2024, and non-GAAP net income of $19.9 million, or $0.08 per diluted share, in the third quarter of 2023.
During the three-months ended September 28, 2024, the Company generated positive cash flow from operations of $44.5 million and ended the quarter with cash, cash equivalents and restricted cash of $115.6 million.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO, David Heard said “Our team delivered another quarter with continued sequential improvements in our financial metrics and critical service provider and webscaler design wins across our ICE-X coherent pluggables, next-generation line systems, software, and ICE7 solutions. In addition, in October we signed a non-binding preliminary memorandum of terms with the U.S. Department of Commerce for an award under the CHIPS and Science Act that, together with other federal and state incentives, could result in more than $200 million in funds for Infinera.”
“Looking ahead, our customers remain excited about our pending acquisition by Nokia as they look forward to the combined company accelerating the pace of innovation in the industry. We are making good progress on the steps required to close the transaction, including receiving stockholder approval and attaining U.S. antitrust and CFIUS approval. There are still other regulatory approvals pending, but we believe we remain on track to close the deal in the first half of 2025,” continued Mr. Heard.
Pending Merger with Nokia
On June 27, 2024, Infinera, Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”) (NYSE: NOK) and Neptune of America Corporation, a Delaware corporation and wholly owned subsidiary of Nokia (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended, modified or waived from time to time, the “Merger Agreement”) that provides for Merger Sub to merge with and into Infinera (the “Merger”), with Infinera surviving the Merger as a wholly owned subsidiary of Nokia. The transaction is expected to close in the first half of 2025.
In light of the proposed transaction with Nokia, and as is customary during the pendency of an acquisition, Infinera will not be providing financial guidance during the pendency of the acquisition.
Third Quarter 2024 Investor Slides to be Made Available Online
Investor slides reviewing Infinera's third quarter of 2024 financial results will be furnished to the U.S. Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the amount Infinera could receive in government funding; and statements related to the Merger, including the timing of completion of the Merger and the future performance and benefits of the combined business.
These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of actual or future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include statements related to the Merger, including whether the Merger may not be completed or completion may be delayed, and if the Merger Agreement is terminated, there may be a required payment of a significant termination fee by either party; the receipt of necessary approvals to complete the Merger; the possibility that due to the Merger, and uncertainty regarding the Merger, Infinera’s customers, suppliers or strategic partners may delay or defer entering into contracts or making other decisions concerning Infinera; the significance and timing of costs related to the Merger; the impact on us of litigation or other stockholder action related to the Merger; the effects on us and our stockholders if the Merger is not completed; demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues and their impact on our business, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; failure to secure the funding contemplated by grants Infinera may receive from governments, agencies or research organizations, or failure to comply with the terms of those grants; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; Infinera’s international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, acts of war or terrorism, or other catastrophic events that could harm Infinera's operations; Infinera’s ability to remediate its recently disclosed material weaknesses in internal control over financial reporting in a timely and effective manner, and other risks and uncertainties detailed in Infinera’s SEC filings from time to time; and statements of assumptions underlying any of the foregoing. More information on potential factors that may impact Infinera’s business are set forth in Infinera’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 30, 2023, filed with the SEC on May 17, 2024, and its Quarterly Report on Form 10-Q for the quarter ended June 29, 2024, as filed with the SEC on August 2, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These SEC filings are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, warehouse fire recovery, merger-related charges, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue:
Product	$276,214	$316,613	$778,008	$931,057
Services	78,184	75,756	226,051	229,615
Total revenue	354,398	392,369	1,004,059	1,160,672
Cost of revenue:
Cost of product	170,693	190,312	494,248	577,152
Cost of services	42,515	40,209	121,910	124,889
Amortization of intangible assets	—	3,528	—	10,621
Restructuring and other related costs	(24)	—	652	—
Total cost of revenue	213,184	234,049	616,810	712,662
Gross profit	141,214	158,320	387,249	448,010
Operating expenses:
Research and development	73,283	76,846	225,223	237,234
Sales and marketing	35,715	41,075	118,357	124,406
General and administrative	34,160	29,368	101,114	89,762
Amortization of intangible assets	2,257	2,976	6,769	10,088
Merger-related charges	6,954	—	15,471	—
Restructuring and other related costs	(157)	400	4,105	2,621
Total operating expenses	152,212	150,665	471,039	464,111
Income (loss) from operations	(10,998)	7,655	(83,790)	(16,101)
Other income (expense), net:
Interest income	874	546	2,789	1,734
Interest expense	(8,764)	(7,608)	(25,556)	(21,795)
Other gain (loss), net	8,485	(7,540)	(8,910)	10,586
Total other income (expense), net	595	(14,602)	(31,677)	(9,475)
Loss before income taxes	(10,403)	(6,947)	(115,467)	(25,576)
Provision for income taxes	3,910	2,466	8,528	12,510
Net loss	$(14,313)	$(9,413)	$(123,995)	$(38,086)
Net loss per common share:
Basic	$(0.06)	$(0.04)	$(0.53)	$(0.17)
Diluted	$(0.06)	$(0.04)	$(0.53)	$(0.17)
Weighted average shares used in computing net loss per common share:
Basic	235,832	228,077	233,905	225,465
Diluted	235,832	228,077	233,905	225,465

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three months ended						Nine months ended
	September 28, 2024		June 29, 2024		September 30, 2023		September 28, 2024		September 30, 2023
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$141,214	39.8%	$135,594	39.6%	$158,320	40.3%	$387,249	38.6%	$448,010	38.6%
Stock-based compensation expense(1)	2,084	0.6%	1,777	0.5%	2,515	0.7%	5,754	0.5%	7,672	0.7%
Amortization of acquired intangible assets(2)	—	—%	—	—%	3,528	0.9%	—	—%	10,621	0.9%
Restructuring and other related costs(3)	(24)	(0.0)%	703	0.2%	—		652	0.1%	—	—%
Warehouse fire recovery(4)	—	—%	—	—%	—	—%	—	—%	(1,985)	(0.2)%
Non-GAAP as adjusted	$143,274	40.4%	$138,074	40.3%	$164,363	41.9%	$393,655	39.2%	$464,318	40.0%

Reconciliation of Operating Expenses:
GAAP as reported	$152,212		$165,403		$150,665		$471,039		$464,111
Stock-based compensation expense(1)	12,305		8,024		13,230		32,967		41,721
Amortization of acquired intangible assets(2)	2,257		2,256		2,976		6,769		10,088
Restructuring and other related costs(3)	(157)		3,948		400		4,105		2,621
Merger-related charges(5)	6,954		8,517		—		15,471		—
Non-GAAP as adjusted	$130,853		$142,658		$134,059		$411,727		$409,681

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$(10,998)	(3.1)%	$(29,809)	(8.7)%	$7,655	2.0%	$(83,790)	(8.3)%	$(16,101)	(1.4)%
Stock-based compensation expense(1)	14,389	4.1%	9,801	2.8%	15,745	3.9%	38,721	3.8%	49,393	4.3%
Amortization of acquired intangible assets(2)	2,257	0.6%	2,256	0.7%	6,504	1.7%	6,769	0.7%	20,709	1.8%
Restructuring and other related costs(3)	(181)	(0.1)%	4,651	1.4%	400	0.1%	4,757	0.5%	2,621	0.2%
Warehouse fire recovery(4)	—	—%	—	—%	—	—%	—	—%	(1,985)	(0.2)%
Merger-related charges(5)	6,954	2.0%	8,517	2.5%	—	—%	15,471	1.5%	—	—%
Non-GAAP as adjusted	$12,421	3.5%	$(4,584)	(1.3)%	$30,304	7.7%	$(18,072)	(1.8)%	$54,637	4.7%

	Three months ended			Nine months ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reconciliation of Net Income (Loss):
GAAP as reported	$(14,313)	$(48,287)	$(9,413)	$(123,995)	$(38,086)
Stock-based compensation expense(1)	14,389	9,801	15,745	38,721	49,393
Amortization of acquired intangible assets(2)	2,257	2,256	6,504	6,769	20,709
Restructuring and other related costs(3)	(181)	4,651	400	4,757	2,621
Warehouse fire recovery(4)	—	—	—	—	(1,985)
Merger-related charges(5)	6,954	8,517	—	15,471	—
Foreign exchange (gains) losses, net(6)	(8,039)	11,690	7,527	10,099	(9,903)
Income tax effects(7)	(788)	(2,604)	(894)	(3,775)	2,072
Non-GAAP as adjusted	$279	$(13,976)	$19,869	$(51,953)	$24,821

Weighted Average Shares Used in Computing GAAP Net Income (Loss) per Common Share:
Basic	235,832	234,349	228,077	233,905	225,465
Diluted(8)	235,832	234,349	228,077	233,905	225,465

Weighted Average Shares Used in Computing Non-GAAP Net Income (Loss) per Common Share:
Basic	235,832	234,349	228,077	233,905	225,465
Diluted(9)	240,502	234,349	257,219	233,905	228,735

Reconciliation of Adjusted EBITDA (10):
Non-GAAP net income (loss)	$279	$(13,976)	$19,869	$(51,953)	$24,821
Add: Interest expense, net	7,890	7,370	7,062	22,767	20,061
Less: Other gain (loss), net	446	507	(13)	1,189	683
Add: Income tax effects	4,698	2,529	3,360	12,303	10,438
Add: Depreciation	13,501	13,285	13,498	39,975	38,694
Non-GAAP as adjusted	$25,922	$8,701	$43,802	$21,903	$93,331

Net Income (Loss) per Common Share: GAAP
Basic	$(0.06)	$(0.21)	$(0.04)	$(0.53)	$(0.17)
Diluted(8)	$(0.06)	$(0.21)	$(0.04)	$(0.53)	$(0.17)

Net Income (Loss) per Common Share: Non-GAAP
Basic	$0.00	$(0.06)	$0.09	$(0.22)	$0.11
Diluted(9)	$0.00	$(0.06)	$0.08	$(0.22)	$0.11

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three months ended			Nine months ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cost of revenue	$2,084	$1,777	$2,515	$5,754	$7,672
Research and development	4,623	4,497	5,734	14,232	17,557
Sales and marketing	3,241	2,611	3,706	9,139	11,371
General and administration	4,441	916	3,790	9,596	12,793
Total operating expenses	12,305	8,024	13,230	32,967	41,721
Total stock-based compensation expense	$14,389	$9,801	$15,745	$38,721	$49,393
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with the reduction of headcount and the reduction of operating costs. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(5)Merger-related charges represent costs incurred directly in connection with the pending merger with Nokia. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and the exclusion of these charges provides a better indication of Infinera's underlying business performance.
(6)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(7)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of above non-GAAP adjustments. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(8)The GAAP diluted shares include potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a GAAP basis in periods when Infinera has net income on a GAAP basis, as its inclusion provides a better indication of Infinera's underlying business performance.

For purposes of calculating GAAP diluted earnings per share, we used the following net loss and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Nine months ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP net loss for basic earnings per share	$(14,313)	$(48,287)	$(9,413)	$(123,995)	$(38,086)
Interest expense related to the convertible senior notes, net of tax	—	—	—	—	—
GAAP net loss for diluted earnings per share	$(14,313)	$(48,287)	$(9,413)	$(123,995)	$(38,086)

Weighted average basic common shares outstanding	235,832	234,349	228,077	233,905	225,465
Dilutive effect of restricted and performance share units	—	—	—	—	—
Dilutive effect of 2024 convertible senior notes(a)	—	—	—	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	—	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	—
Weighted average dilutive common shares outstanding	235,832	234,349	228,077	233,905	225,465

GAAP net loss per common share:
Basic	$(0.06)	$(0.21)	$(0.04)	$(0.53)	$(0.17)
Diluted	$(0.06)	$(0.21)	$(0.04)	$(0.53)	$(0.17)
(a)For the three-months ended September 28, 2024, June 29, 2024, and September 30, 2023, there were 1.4 million, 1.9 million and 1.9 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect. For the nine-months ended September 28, 2024, and September 30, 2023, there were 1.7 million, and 7.1 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(b)For each of the three-months ended September 28, 2024, June 29, 2024, and September 30, 2023, there were 26.1 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect. For each of the nine-months ended September 28, 2024, and September 30, 2023, there were 26.1 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(c)For each of the three-months ended September 28, 2024, June 29, 2024, and September 30, 2023, there were no shares excluded from the calculation of diluted net loss per share. For the nine-months ended September 28, 2024, there were no shares excluded from the calculation of diluted net loss per share. For the nine-months ended September 30, 2023, there were 1.2 million shares excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(9)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the diluted earnings per share reconciliation presented below.

For purposes of calculating non-GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Nine months ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Non-GAAP net income (loss) for basic earnings per share	$279	$(13,976)	$19,869	$(51,953)	$24,821
Interest expense related to the convertible senior notes, net of tax	—	—	1,359	—	—
Non-GAAP net income (loss) for diluted earnings per share	$279	$(13,976)	$21,228	$(51,953)	$24,821

Weighted average basic common shares outstanding	235,832	234,349	228,077	233,905	225,465
Dilutive effect of restricted and performance share units	4,670	—	1,123	—	2,005
Dilutive effect of employee stock purchase plan	—	—	—	—	70
Dilutive effect of 2024 convertible senior notes(a)	—	—	1,899	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	26,120	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	1,195
Weighted average dilutive common shares outstanding	240,502	234,349	257,219	233,905	228,735

Non-GAAP net income (loss) per common share:
Basic	$0.00	$(0.06)	$0.09	$(0.22)	$0.11
Diluted	$0.00	$(0.06)	$0.08	$(0.22)	$0.11
(a)For the three-months ended September 28, 2024, and June 29, 2024, there were 1.4 million, and 1.9 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the three-months ended September 30, 2023, there were no shares excluded from the calculation of diluted net income per share. For the nine-months ended September 28, 2024, and September 30, 2023, there were 1.7 million, and 7.1 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(b)For each of the three-months ended September 28, 2024, and June 29, 2024, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the three-months ended September 30, 2023, there were no shares excluded from the calculation of diluted net income per share. For each of the nine-months ended September 28, 2024, and September 30, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(c)For each of the three-months ended September 28, 2024, June 29, 2024, and September 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share. For each of the nine-months ended September 28, 2024, and September 30, 2023, there were no shares excluded from the calculation of diluted net income (loss) per share.
(10)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expense, net, other gain (loss), net, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three months ended			Nine months ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net cash provided by (used in) operating activities	$44,563	$(59,954)	$(29,793)	$8,635	$(30,142)
Purchase of property and equipment	(24,090)	(14,582)	(13,318)	(46,748)	(40,900)
Free cash flow	$20,473	$(74,536)	$(43,111)	$(38,113)	$(71,042)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$115,089	$172,505
Short-term restricted cash	42	517
Accounts receivable, net	288,265	381,981
Inventory	356,119	431,163
Prepaid expenses and other current assets	162,560	129,218
Total current assets	922,075	1,115,384
Property, plant and equipment, net	231,190	206,997
Operating lease right-of-use assets	39,359	39,973
Intangible assets, net	18,050	24,819
Goodwill	237,509	240,566
Long-term restricted cash	446	837
Other long-term assets	57,128	50,662
Total assets	$1,505,757	$1,679,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$259,225	$299,005
Accrued expenses and other current liabilities	137,078	110,758
Accrued compensation and related benefits	48,683	85,203
Short-term debt, net	10,473	25,512
Accrued warranty	12,635	17,266
Deferred revenue	116,332	136,248
Total current liabilities	584,426	673,992
Long-term debt, net	667,205	658,756
Long-term accrued warranty	12,554	15,934
Long-term deferred revenue	21,626	21,332
Long-term deferred tax liability	1,770	1,805
Long-term operating lease liabilities	44,563	47,464
Other long-term liabilities	39,767	43,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of September 28, 2024 and December 30, 2023 Issued and outstanding shares - 236,296 as of September 28, 2024 and 230,994 as of December 30, 2023	236	231
Additional paid-in capital	2,012,820	1,976,014
Accumulated other comprehensive loss	(30,409)	(34,848)
Accumulated deficit	(1,848,801)	(1,724,806)
Total stockholders' equity	133,846	216,591
Total liabilities and stockholders’ equity	$1,505,757	$1,679,238

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 28, 2024	September 30, 2023
Cash Flows from Operating Activities:
Net loss	$(123,995)	$(38,086)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46,744	59,403
Non-cash restructuring charges and other related costs	32	1,183
Amortization of debt issuance costs and discount	2,750	2,970
Operating lease expense	6,905	6,402
Stock-based compensation expense	38,721	49,393
Other, net	139	(683)
Changes in assets and liabilities:
Accounts receivable	92,364	89,248
Inventory	74,527	(82,983)
Prepaid expenses and other current assets	(48,141)	16,811
Accounts payable	(57,127)	(27,798)
Accrued expenses and other current liabilities	(5,386)	(46,163)
Deferred revenue	(18,898)	(59,839)
Net cash provided by (used in) operating activities	8,635	(30,142)
Cash Flows from Investing Activities:
Purchase of property and equipment	(46,748)	(40,900)
Net cash used in investing activities	(46,748)	(40,900)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes, net of discount	—	98,751
Repayment of 2024 Notes	(18,747)	(83,446)
Payment of debt issuance cost	—	(2,108)
Proceeds from asset-based revolving credit facility	50,000	—
Repayment of asset-based revolving credit facility	(40,000)	—
Repayment of mortgage payable	(354)	(381)
Principal payments on finance lease obligations	(469)	(784)
Payment of term license obligation	(7,882)	(7,720)
Proceeds from issuance of common stock	5	14,931
Tax withholding paid on behalf of employees for net share settlement	(1,860)	(2,217)
Net cash (used in) provided by financing activities	(19,307)	17,026
Effect of exchange rate changes on cash	(862)	(8,551)
Net change in cash, cash equivalents and restricted cash	(58,282)	(62,567)
Cash, cash equivalents and restricted cash at beginning of period	173,859	189,203
Cash, cash equivalents and restricted cash at end of period(1)	$115,577	$126,636

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 28, 2024	September 30, 2023
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$18,205	$9,955
Cash paid for interest	$25,967	$21,579
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$26,779	$18,529
Transfer of inventory to fixed assets	$—	$1,207
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$16,380	$16,510
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets (in thousands):

	September 28, 2024	September 30, 2023
Cash and cash equivalents	$115,089	$123,927
Short-term restricted cash	42	1,725
Long-term restricted cash	446	984
Total cash, cash equivalents and restricted cash	$115,577	$126,636

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24
GAAP Revenue $(Mil)	$485.9	$392.1	$376.2	$392.4	$453.5	$306.9	$342.7	$354.4
GAAP Gross Margin %	37.1%	37.5%	38.0%	40.3%	38.6%	36.0%	39.6%	39.8%
Non-GAAP Gross Margin %(1)	38.7%	38.8%	39.3%	41.9%	39.6%	36.6%	40.3%	40.4%
GAAP Revenue Composition:
Domestic %	61%	60%	58%	59%	68%	54%	58%	60%
International %	39%	40%	42%	41%	32%	46%	42%	40%
Customers >10% of Revenue	1	—	1	1	1	—	—	2
Cash Related Information:
Cash from Operations $(Mil)	$(0.6)	$(1.8)	$1.4	$(29.7)	$79.6	$24.0	$(59.9)	$44.5
Capital Expenditures $(Mil)	$8.3	$16.8	$10.8	$13.3	$21.4	$8.1	$14.6	$24.0
Depreciation & Amortization $(Mil)	$19.8	$19.6	$19.8	$20.0	$19.4	$15.4	$15.6	$15.7
DSOs(2)	79	78	79	76	77	79	76	74
Inventory Metrics:
Raw Materials $(Mil)	$48.7	$67.6	$85.4	$110.4	$133.6	$132.5	$119.4	$105.2
Work in Process $(Mil)	$66.6	$71.8	$71.9	$69.9	$68.4	$68.6	$68.7	$67.6
Finished Goods $(Mil)	$259.6	$273.6	$270.1	$276.6	$229.2	$219.6	$196.1	$183.3
Total Inventory $(Mil)	$374.9	$413.0	$427.4	$456.9	$431.2	$420.7	$384.2	$356.1
Inventory Turns(3)	3.4	2.4	2.2	2.1	2.5	1.8	2.0	2.3
Worldwide Headcount	3,267	3,351	3,365	3,369	3,389	3,323	3,334	3,340
Weighted Average Shares Outstanding (in thousands):
Basic	219,921	222,393	225,922	228,077	230,509	231,533	234,349	235,832
Diluted	258,030	265,921	262,712	257,219	259,210	260,980	265,591	267,999
(1)Non-GAAP adjustments include stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and the fourth quarter of fiscal year 2022 was 98 days. When calculation is based on 98 days, DSO was 85 days for the fourth quarter of fiscal year 2022.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and warehouse fire recovery, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.